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      SECOND AMENDMENT TO THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         This Second Amendment (the "Second Amendment") dated as of August 18, 1998 by and between e. spire Communications Inc., a Delaware corporation, having its principal place of business at 133 National Business Parkway, Annapolis Junction, Maryland 20701 (the "Company" or "Employer") and Anthony J. Pompliano, an individual residing at 5030 Gulf of Mexico Drive, Longboat Key, Florida ("Employee").

                                    WITNESSES

         WHEREAS, the Company and Employee entered into (i) a Third Amended and Restated Employment Agreement dated as of June 30, 1995 and (ii) a First Amendment to such employment agreement dated as of January 30, 1997 (collectively, the "Employment Agreement");

         WHEREAS, the Company and Employee wish to enter into this Second Amendment to extend the term of the Employment Agreement and further modify the terms of the Employment Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants undertaken herein, and with the intent to be legally bound hereby, the Company and Employee hereby agree to amend the Employment Agreement as follows:

         1. The reference in the first paragraph of the Employment Agreement to "American Communications Services, Inc." is changed to "e. spire Communications, Inc. " and the reference in the first paragraph of the Employment Agreement to "131 National Business Parkway" is changed to "133 National Business Parkway."

         2. The reference in paragraph 2 of the Employment Agreement to "August 23, 1998" is changed to "December 31, 1999."

         3. The first sentence of paragraph 5a. of the Employment Agreement is changed to read in its entirety as follows:

         "Employee shall be paid an annual salary at the rate of $300,000 through December 31, 1998 and at the rate of $330,000 commencing January 1, 1999."

         4. The following sentence shall be inserted after the first sentence of paragraph 5b.(iv) of the Employment Agreement:

         "Employee shall be entitled to an aggregate bonus opportunity of up to $250,000 for the 1999 fiscal year ("Fiscal 1999"). "

         5. The following sentence shall be added to the end of paragraph 5b.(iv) of the Employment Agreement:

         "The performance goals for Fiscal 1999 shall be determined by the compensation committee no later December 31, 1998."

         6. This will confirm that 287,500 of the 350,000 Additional Performance Stock Options referred to in paragraph 5c. (iii) of the Employment Agreement have vested and that the remaining 62,500 Additional Performance Stock Options will vest on August 24, 1998, provided that Employee is employed by the Company on such date.

         7. The two references to "August 23, 1998" in the next to the last sentence in the second paragraph following paragraph 11f. of the Employment Agreement are changed to "December 31, 1999."

         8. The following sentence shall be inserted immediately preceding the last sentence in the second paragraph following paragraph 11f. of the Employment
Agreement:

         "If Employee's employment is terminated pursuant to subparagraph (f) of this paragraph 11, Employee shall be entitled to a lump sum payment of his entire unpaid bonus under paragraph 5b.(iv)."

         9. The provisions of paragraph 16 of the Employment Agreement shall be modified to reflect the following:

         (a) In all events the non-compete provisions of paragraph 16 of the Employment Agreement shall be applicable and binding on Employee until December 31, 1999, at which time such provisions shall terminate.

         (b) In all events, except as provided in paragraph 9(c) below, the non-solicitation provisions of paragraph 16 of the Employment Agreement shall be applicable and binding on Employee until December 31, 2001, at which time such provisions shall terminate.

         (c) If Employee's employment is terminated pursuant to subparagraph (f) of paragraph 11 of the Employment Agreement, the non-solicitation provisions of paragraph 16 of the Employment Agreement shall not be applicable or binding upon Employee and shall terminate commencing on the date of such termination of employment.

         10. The reference to "131 National Business Parkway" in paragraph 25 of the Employment Agreement is changed to "133 National Business Parkway."

         11. Except as specifically provided otherwise herein, the Employment Agreement shall remain in full force and effect in accordance with its terms.

         12. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Second Amendment shall become effective as of the date first above written upon the execution of a counterpart hereof by each of the parties hereto.


                                            e.spire Communications, Inc.



                                     By:/s/ Jack E. Reich
                                        -----------------------------
                                        Jack E. Reich, President
                                         and Chief Executive Officer




                                        /s/ Anthony J. Pompliano
                                        ---------------------------
                                        Anthony J. Pompliano